                                                                  EXHIBIT 10.13


                        EXCHANGE AND DISTRIBUTION AGREEMENT

                                    BY AND AMONG

                               GENMAR HOLDINGS, INC.,

                                   MINSTAR, INC.,

                              GENMAR INDUSTRIES, INC.

                                        AND

                               HATTERAS YACHTS, INC.







                            ______________________, 1999

                         EXCHANGE AND DISTRIBUTION AGREEMENT

                                  TABLE OF CONTENTS

                                                                            Page
RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE I

       DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
       1.1    General. . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

ARTICLE II

       ACKNOWLEDGMENT OF MATERIAL FACTS . . . . . . . . . . . . . . . . . . . 5
       2.1    Organization . . . . . . . . . . . . . . . . . . . . . . . . . .5
       2.2    Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . .5
       2.3    Schedule of Genmar Shareholders. . . . . . . . . . . . . . . . .5

ARTICLE III

       PRELIMINARY ACTION . . . . . . . . . . . . . . . . . . . . . . . . . . 5
       3.1    Cooperation Prior to the Distribution. . . . . . . . . . . . . .5
       3.2    Transfers Not Effected Prior to Distribution: Transfers Deemed
              Effective as of the Distribution Date. . . . . . . . . . . . . .6
       3.3    No Representations or Warranties; Consents . . . . . . . . . . .6
       3.4    Conveyancing and Assumption Instruments. . . . . . . . . . . . .7

ARTICLE IV

       CAPITAL CONTRIBUTION OF INDUSTRIES . . . . . . . . . . . . . . . . . . 7
       4.1    Capital Contribution . . . . . . . . . . . . . . . . . . . . . .7

ARTICLE V

       THE EXCHANGE AND DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . 8
       5.1    Hatteras Actions . . . . . . . . . . . . . . . . . . . . . . . .8
       5.2    Genmar Actions . . . . . . . . . . . . . . . . . . . . . . . . .8
       5.3    Stock Legend . . . . . . . . . . . . . . . . . . . . . . . . . .8


                                       i

ARTICLE VI

       MISCELLANEOUS LIABILITIES AND INDEMNIFICATION. . . . . . . . . . . . . 9
       6.1    Hatteras Yachts Division Liabilities; Indemnification. . . . . .9
       6.2    Genmar, Minstar and Industries Liabilities; Indemnification. . .9

ARTICLE VII

       ADDITIONAL ASSURANCES. . . . . . . . . . . . . . . . . . . . . . . . . 9
       7.1    Mutual Assurances. . . . . . . . . . . . . . . . . . . . . . . .9

ARTICLE VIII

       CONDITIONS TO EFFECTIVENESS OF DISTRIBUTION. . . . . . . . . . . . . .10
       8.1    Board Approval . . . . . . . . . . . . . . . . . . . . . . . . 10
       8.2    Taxation and Securities Laws Compliance. . . . . . . . . . . . 10
       8.3    Contribution Agreement . . . . . . . . . . . . . . . . . . . . 10
       8.4    Management Services Agreement. . . . . . . . . . . . . . . . . 10
       8.5    Shareholders' Agreement. . . . . . . . . . . . . . . . . . . . 11
       8.6    Hatteras Loan. . . . . . . . . . . . . . . . . . . . . . . . . 11
       8.7    Genmar Guarantee . . . . . . . . . . . . . . . . . . . . . . . 11
       8.8    Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
       8.9    Other Instruments. . . . . . . . . . . . . . . . . . . . . . . 11
       8.10   Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . 11
       8.11   Material Changes . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE IX

       ACCESS TO INFORMATION AND SERVICES . . . . . . . . . . . . . . . . . .12
       9.1    Provision of Corporate Records . . . . . . . . . . . . . . . . 12
       9.2    Access to Information. . . . . . . . . . . . . . . . . . . . . 12
       9.3    Provision of Services. . . . . . . . . . . . . . . . . . . . . 12
       9.4    Production of Witnesses. . . . . . . . . . . . . . . . . . . . 13
       9.5    Reimbursement. . . . . . . . . . . . . . . . . . . . . . . . . 13
       9.6    Retention of Records . . . . . . . . . . . . . . . . . . . . . 13
       9.7    Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE X

       TAX MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
       10.1   Tax Indemnification by Genmar. . . . . . . . . . . . . . . . . 14
       10.2   Tax Indemnity and Covenant by Hatteras . . . . . . . . . . . . 14


                                       ii

       10.3   Allocation of Income Taxes . . . . . . . . . . . . . . . . . . 15
       10.4   Filing Responsibility. . . . . . . . . . . . . . . . . . . . . 15
       10.5   Refunds and Carrybacks . . . . . . . . . . . . . . . . . . . . 16
       10.6   Cooperation and Exchange of Information. . . . . . . . . . . . 17

ARTICLE XI

       ADDITIONAL AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . . .19
       11.1   Consents; Transfer of Assets and Assumption of  Liabilities. . 19
       11.2   Collection of Accounts . . . . . . . . . . . . . . . . . . . . 19
       11.3   Hatteras Payment of Intercompany Debt. . . . . . . . . . . . . 19
       11.4   Physical Inventory . . . . . . . . . . . . . . . . . . . . . . 19
       11.5   Genmar Inventory and Supply Buying Group . . . . . . . . . . . 19

ARTICLE XII

       MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
       12.1   Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . 20
       12.2   Construction . . . . . . . . . . . . . . . . . . . . . . . . . 21
       12.3   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . 21
       12.4   Complete Agreement; Construction . . . . . . . . . . . . . . . 21
       12.5   Termination. . . . . . . . . . . . . . . . . . . . . . . . . . 21
       12.6   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
       12.7   Amendments; Waivers. . . . . . . . . . . . . . . . . . . . . . 21
       12.8   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
       12.9   Successors and Assigns . . . . . . . . . . . . . . . . . . . . 22
       12.10  Third Party Beneficiaries. . . . . . . . . . . . . . . . . . . 22

EXHIBITS

       Exhibit A - Contribution Agreement (Section 4.1)
       Exhibit B - Management Services Agreement (Section 8.4)
       Exhibit C - Shareholders' Agreement (Section 8.5)

                        EXCHANGE AND DISTRIBUTION AGREEMENT


       THIS EXCHANGE AND DISTRIBUTION AGREEMENT (the "Agreement") is made and entered into as of the ___ day of ______________, 1999 to be effective as of the ____ day of __________, 1999 (the "Effective Date") by and among GENMAR HOLDINGS, INC., a Delaware corporation ("Genmar"), MINSTAR, INC., a Delaware corporation ("Minstar"), GENMAR INDUSTRIES, INC., a Delaware corporation ("Industries") and HATTERAS YACHTS, INC., a Delaware corporation ("Hatteras").

                                     RECITALS

       A. Genmar is planning an initial public offering (the "IPO") of its common stock pursuant to a registration statement that is anticipated to become effective in 1999.

       B. Genmar's Board of Directors has determined that the product lines offered by the Hatteras Yachts division operated by Genmar through its Affiliate Industries (the "Hatteras Yachts Division") are inconsistent with (i) the Genmar business and strategic plan and (ii) the other marine industry product lines offered by Genmar and its Affiliates.

       C. Genmar is the holder of all of the issued and outstanding shares of capital stock of Minstar, which owns all of the issued and outstanding shares of capital stock of Industries.

       D. Genmar has caused Industries to organize Hatteras and, pursuant to this Agreement, will cause Industries to contribute certain assets and transfer certain liabilities to Hatteras, which are presently associated with the operation of the Hatteras Yachts Division business, in exchange for all of the issued and outstanding common stock of Hatteras, par value $0.0001 (the "Hatteras Stock").

       E. It is the intention of Genmar to cause Industries to distribute to Minstar the Hatteras Stock immediately following its contribution and transfer of the assets and Liabilities of the Hatteras Yacht Division referred to in Recital D above.

       F. It is the intention of Genmar to cause Minstar to distribute the Hatteras Stock to Genmar immediately following receipt and distribution of the contribution referred to in Recital E above.

       G. It is the intention of Genmar to offer an exchange of stock to its shareholders whereby one (1) share of Hatteras Stock will be exchanged for one
(1) share of Genmar common stock held by such Genmar shareholders on the Record Date; PROVIDED, that the number of shares of Genmar common stock that each holder of Genmar common stock will exchange for Hatteras Stock shall be equal to ten percent (10%) of the number of shares of Genmar common stock held by each holder of Genmar common stock on the Record Date (the "Exchange").

       H. In connection with the transactions described above, Hatteras will borrow $25 million from a third party lendor for use as working capital and to repay $20 million of intercompany debt owed to Genmar.

       I. In connection with the borrowing transaction described in Recital H above, it is Genmar's intention to guarantee approximately $5 million of Hatteras' debt to the third party lendor.

       J. The transactions described in the Recitals above will occur prior to the IPO.

       K. The transactions described herein are intended to constitute a plan which will qualify, without limitation, under Sections 351, 355 and/or 368
(a) (1) (D) of the Code.

       NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements made herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be legally bound agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

       1.1 GENERAL. As used in this Agreement and the Exhibits hereto, the following terms shall have the following meanings:

       ACTION: any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

       AFFILIATE: a legal entity or association which, directly or indirectly, is controlled by, is in control of, or under common control with the legal entity or association with reference to which the term "affiliate" is used.

       ANCILLARY AGREEMENTS: all of the agreements, instruments, understandings, assignments or other arrangements entered into in connection with the transactions contemplated hereby, including, without limitation the Conveyancing and Assumption Instruments, the Contribution Agreement, the Management Services Agreement and the Shareholders' Agreement.

       ASSUMED LIABILITIES: all of the Liabilities associated with the Hatteras Yachts Division business.

       CODE: the Internal Revenue Code of 1986, as amended, or, as the context may require, the Internal Revenue Code applicable to the pre-Distribution year in question.

       CONTRIBUTION AGREEMENT: shall have the meaning set forth in Section 4.1 of this Agreement.

       CONVEYANCING AND ASSUMPTION INSTRUMENTS: collectively, the various agreements, instruments and other documents to be entered into to effect the transfer, effective on, prior or subsequent to the Distribution Date, in the manner contemplated by this Agreement and the Ancillary Agreements.

       DETERMINATION: means a "determination" as defined by Section 1313(a) of the Code.

       DISTRIBUTION: the distribution effected in accordance with the Exchange to all holders of Genmar common stock on the Record Date of the Hatteras Stock owned by Genmar.

       DISTRIBUTION DATE: the date of effecting the Distribution.

       EFFECTIVE DATE: shall have the meaning set forth in the preamble to this Agreement.

       EXCHANGE: shall have the meaning set forth in the Recitals to this Agreement.

       GENMAR: shall have the meaning set forth in the preamble to this Agreement.

       HATTERAS: shall have the meaning set forth in the preamble to this Agreement.

       HATTERAS LOAN: shall have the meaning set forth in Section 8.6 of this Agreement.

       HATTERAS STOCK: shall have the meaning set forth in the Recitals to this Agreement.

       HATTERAS YACHTS DIVISION: shall have the meaning set forth in the Recitals to this Agreement.

       INCOME TAXES:  means all Taxes based upon or measured by income.

       INDUSTRIES: shall have the meaning set forth in the preamble to this Agreement.

       INFORMATION: shall have the meaning set forth in Section 9.2 of this Agreement.

       IPO:  shall have the meaning set forth in the Recitals to this Agreement.

       IRS:  means the Internal Revenue Service.

       JMC:  shall have the meaning set forth in Section 8.4 of this Agreement.

       LIABILITIES: any and all debts, liabilities and obligations, absolute or contingent, mature or unmature, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising (unless otherwise specified in this Agreement), including all costs and expenses relating thereto, and those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking. In the case of Hatteras, Liabilities shall include all intercompany debt designated by Genmar to be associated with or arising in connection with the Hatteras Yachts Division; PROVIDED, FURTHER, that such determination by Genmar shall be final and binding.

       MANAGEMENT SERVICES AGREEMENT:  shall have the meaning set forth in
Section 8.4 of this Agreement.

       MINSTAR:  shall have meaning set forth in the preamble to this Agreement.

       RECORD DATE: the date determined by the board of directors of Genmar as the "Record Date" to establish the Genmar shareholders who will receive the Exchange offer and may participate in the Distribution.

       RETURNS: means returns, reports and forms required to be filed with respect to Taxes.

       SECURITY ACT:  means the Securities Act of 1933, as amended.

       SERVICES:  shall have meaning set forth in Section 9.4 of this Agreement.

       SHAREHOLDERS' AGREEMENT: shall have the meaning set forth in Section 8.5 of this Agreement.

       TAX LAWS: means the Code, and any other federal, state, county, local, or foreign laws relating to Taxes and any regulations or official administrative pronouncements released thereunder.

       TAXES: means all taxes (whether federal, state, local or foreign) based upon or measured by income and any other tax whatsoever, including, without limitation, gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, capital stock, net worth, withholding, payroll, employment, excise, or property taxes, together with any interest or penalties imposed with respect thereto.

       TAXING AUTHORITY: means any governmental authority, domestic or foreign, having jurisdiction over the assessment, determination, collection, or other imposition of Tax.

                                   ARTICLE II

                         ACKNOWLEDGMENT OF MATERIAL FACTS

       2.1 ORGANIZATION. The parties acknowledge that each is duly organized, validly existing and in good standing under the laws of the State of Delaware, as applicable, with requisite corporate power to own their properties and assets and to carry on their respective businesses as presently conducted or contemplated. Genmar will, on the Distribution Date, be the owner of all of the Hatteras Stock, and all other issued and outstanding interests in capital stock of Hatteras.

       2.2 AUTHORITY. The parties acknowledge that each have the full power and authority to enter into this Agreement, to carry out the transactions contemplated hereby, and all proceedings and other actions required to be taken to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements have been properly taken and this Agreement and the Ancillary Agreements constitute valid and binding obligations of each of the parties hereto, enforceable against each of them in accordance with their respective terms.

       2.3 SCHEDULE OF GENMAR SHAREHOLDERS. SCHEDULE 1 to this Agreement sets forth the Genmar Shareholders and the number of shares of Hatteras Stock to be received on the Distribution Date.

                                 ARTICLE III

                             PRELIMINARY ACTION

       3.1    COOPERATION PRIOR TO THE DISTRIBUTION.

              (a) COMPILATION OF HATTERAS YACHTS DIVISION DILIGENCE MATERIALS AND SCHEDULES. Hatteras, Genmar and Industries shall cooperate in compiling, preparing and scheduling such due diligence information and records as shall be deemed necessary or appropriate to enable the parties to properly and completely prepare this Agreement, the Ancillary Agreements and all Conveyancing and Assumption Instruments which may be necessary or desirable to effect the transactions contemplated by this Agreement.

              (b) BENEFIT PLANS AND INSURANCE. All parties shall cooperate in preparing, approving and implementing any agreements or other actions which are appropriate to separate benefit plans or insurance of Genmar and Industries from benefit plans of Hatteras and the Hatteras Yachts Division, if necessary. In the event any such benefit plans or insurance coverage applicable to Hatteras continues under a contractual obligation of Genmar or any Genmar Affiliate, Hatteras shall be obligated to remit to Genmar any monies due which relate to Hatteras' coverage under such plans or policies, prior to or upon its due date.

              (c) SECURITIES LAW COMPLIANCE AND BLUE SKY. The parties shall take all such action as may be necessary or appropriate under the Securities Act and the securities (or blue sky laws) of states or other political subdivisions of the United States in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

              (d) HATTERAS STOCK. The parties acknowledge and agree that the Hatteras Stock (i) will not be registered under the Securities Act or under any state law counterpart and (ii) may not be transferred except in accordance with applicable federal and state securities laws.

       3.2 TRANSFERS NOT EFFECTED PRIOR TO DISTRIBUTION: TRANSFERS DEEMED EFFECTIVE AS OF THE DISTRIBUTION DATE. To the extent that any transfers or other actions contemplated by this Article III and Article IV hereof shall not have been consummated prior to the Distribution Date, the parties shall cooperate to effect such transfers or other actions as promptly following the Distribution Date as shall be practicable, it nonetheless being agreed and understood by the parties that neither party shall be liable in any manner to any other party for any failure of any of the transfers or assumptions contemplated by this Article III or Article IV hereof to be consummated prior to the Distribution Date. Nothing herein shall be deemed to require the transfer of any assets or the assumption of any Liabilities which by their terms or operation of law cannot be transferred or assumed; PROVIDED, HOWEVER, that the parties shall cooperate to seek to obtain any necessary consents or approvals for the transfer of all assets and assumption of all Liabilities contemplated to be transferred or assumed pursuant to this Article III and Article IV or any Ancillary Agreement.

       3.3 NO REPRESENTATIONS OR WARRANTIES; CONSENTS. Each of the parties hereto understands and agrees that no party hereto is, in this Agreement or in any Ancillary Agreement or in any other agreement or document contemplated by this Agreement, representing or warranting in any way (i) as to the value or freedom from encumbrance of, or any other matter concerning any assets of such party or (ii) as to the legal sufficiency to convey title to any asset pursuant to this Agreement or any Ancillary Agreement, including, without limitation, any Conveyancing and Assumption Instruments, it being agreed and understood that all such assets are being transferred "as is, where is" and that the party to which such assets are to be transferred hereunder shall bear the economic and legal risk that any conveyances of such assets shall prove to be insufficient or that such party's title to any such assets shall be other than good and marketable and free from encumbrances. Similarly, each party hereto understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement, representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any agreements or the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable agreements or the requirements of any or all applicable laws or judgments, it being agreed and understood that the party to which any assets are transferred shall bear the economic and legal risk that any necessary consents or approvals are not obtained or that any requirements of laws or judgments are not complied with. Notwithstanding the foregoing, the parties shall use reasonable efforts to obtain all consents and approvals, to enter into all agreements and to make all filings and applications which may be required for the consummation of the transactions contemplated by this Agreement, including, without limitation, all applicable regulatory filings or consents under federal or state laws and all necessary consents, approvals, agreements, filings and applications.

       3.4 CONVEYANCING AND ASSUMPTION INSTRUMENTS. In connection with the transfer of assets (other than capital stock) and the transfer and assumption of Liabilities between Industries and Hatteras as contemplated by this Agreement and the Ancillary Agreements, the parties shall execute or cause to be executed by the appropriate entities the Conveyancing and Assumption Instruments in such form as the parties shall agree. The transfer of the Hatteras Stock shall be effected by means of delivery of stock certificates and executed stock powers and notation on the stock record books of the applicable corporation or other legal entities involved.

                                  ARTICLE IV

                       CAPITAL CONTRIBUTION OF INDUSTRIES

       4.1 CAPITAL CONTRIBUTION. Prior to the Distribution Date, Industries will contribute cash and other assets (including unamortized goodwill) of the Hatteras Yachts Division to Hatteras in an amount based upon the book value of the assets contributed. Such contribution will be accomplished through the following steps (with such modifications as the parties may deem necessary or desirable to qualify the Distribution for non-recognition treatment under Code Sections 368(a) (1) (D), 355(a) (1) and 351: (i) Industries will transfer the assets and Liabilities of the Hatteras Yachts Division to Hatteras, in exchange for the Hatteras Stock, pursuant to a capital contribution agreement substantially in the form of EXHIBIT A hereto (the "Contribution Agreement"),
(ii) Industries will distribute to Minstar the Hatteras Stock, and (iii) Minstar will distribute to Genmar the Hatteras Stock. Such steps are intended to be accomplished without any recognition of gain or loss pursuant to various Sections of the Code, including Sections 351, 355, 357, 361, 368 and 1032, and the

Distribution is intended to qualify under Section 355 of the Code. All of such steps and the Distribution shall be reported on all Genmar and Hatteras tax returns and other statements in accordance with such intentions, unless otherwise indicated by Genmar. Genmar and Hatteras acknowledge and agree that all of the Hatteras Stock held by Genmar will be distributed to the holders of outstanding shares of Genmar common stock in accordance with the Exchange.

                                  ARTICLE V

                         THE EXCHANGE AND DISTRIBUTION

       5.1 HATTERAS ACTIONS. Hatteras shall take all steps required by Genmar to effect the transactions contemplated by this Agreement or the Ancillary Agreements. Prior to the Distribution, and after completion of the transactions contemplated in Article IV hereof, Hatteras shall cause to be issued to Genmar a certificate or certificates representing 2,358,470 shares of Hatteras common stock.

       5.2 GENMAR ACTIONS. In order to properly effect the Distribution, Genmar shall provide to Hatteras prior to the Distribution the SCHEDULE 1 list of Genmar shareholders and the number of shares of Hatteras Stock to which each such shareholder is entitled pursuant to the Exchange, as well as the mailing and other address and contact information necessary for Hatteras to comply with all notice and other requirements with respect to such shareholders.

       5.3 STOCK LEGEND. Each certificate representing shares of Hatteras Stock issued to the Genmar shareholders, and any successor, shall have the following legend imprinted on the reverse of such certificate:

       The shares represented by this certificate were issued without registration under the Securities Act of 1933, as amended (the "Act"), and without registration under state securities laws, in reliance upon exemptions contained in the Act and such laws. No transfer of these shares or any interest therein may be made except pursuant to an effective registration statement under said laws unless Hatteras Yachts, Inc. has received an opinion of counsel satisfactory to it that such transfer or disposition does not require registration under said laws and, for any sales under Rule 144 of the Act, such evidence as it shall request for compliance with that rule.

                                   ARTICLE VI

                   MISCELLANEOUS LIABILITIES AND INDEMNIFICATION

       6.1 HATTERAS YACHTS DIVISION LIABILITIES; INDEMNIFICATION. Subject to the provisions of Article X below, Hatteras shall be liable for any and all claims and Liabilities described in the Contribution Agreement, including (i) any and all claims and Liabilities incurred by Hatteras subsequent to the date of its formation; (ii) any and all claims and Liabilities, including all contractual and Tax Liabilities (including without limitation those described in Section 10.1(c) hereof), arising out of or in connection with the ownership or operation of the Hatteras Yachts Division prior or subsequent to the date the Hatteras Yachts Division assets are contributed to Hatteras (but excluding those claims and Liabilities described as Excluded Liabilities in the Contribution Agreement), and (iii) any product warranty given by the Hatteras Yachts Division prior or subsequent to the Distribution. Hatteras hereby agrees to indemnify and hold harmless Genmar, Minstar, Industries and their Affiliates from and against such claims and Liabilities, including any contractual breaches. In the event Genmar, Minstar, Industries and their Affiliates suffer or incur any Liability or expense to be borne by Hatteras hereunder, Hatteras agrees to reimburse, indemnify and hold harmless Genmar, Minstar, Industries and their Affiliates for any expense or Liability associated therewith.

       6.2 GENMAR, MINSTAR AND INDUSTRIES LIABILITIES; INDEMNIFICATION. Subject to the provisions of Article X below, Genmar, Minstar, Industries and their Affiliates shall be NOT liable for any claims and Liabilities described in the Contribution Agreement, including (i) any and all claims and Liabilities incurred by Hatteras subsequent to the date of its formation, (ii) any and all claims and Liabilities, including all contractual and Tax liabilities arising out of or in connection with the ownership or operation of the Hatteras Yachts Division prior or subsequent to the date the Hatteras Yachts Division assets are contributed to Hatteras (with the exception of the Excluded Liabilities described in the Contribution Agreement) and (iii) any breach of any contract entered into or warranty given in connection with the Hatteras Yachts Division by Genmar, Minstar, Industries or their Affiliates in connection with the Distribution. In the event Hatteras suffers or incurs any Liability or expense to be borne by Genmar, Minstar, Industries or their Affiliates as set forth in this Agreement or the Ancillary Agreements, Genmar agrees to reimburse, indemnify and hold harmless Hatteras for such expense or Liability.

                                  ARTICLE VII

                             ADDITIONAL ASSURANCES

       7.1 MUTUAL ASSURANCES. The parties agree to cooperate with respect to the implementation of this Agreement and the Ancillary Agreements and to execute such further documents and instruments as may be necessary to (i) confirm the transfer of the Hatteras Yachts Division assets and the Liabilities and (ii) to effect transactions contemplated hereby. Such cooperation may include joint meetings with corporate partners, suppliers, customers and others to the extent necessary to assure the orderly transition of the business and operations of the Hatteras Yachts Division as contemplated hereby; PROVIDED, HOWEVER, that nothing herein shall be deemed to obligate any of the parties to take any action or reach any understandings which may violate any applicable laws. The parties agree that they will not take any action inconsistent with this Agreement or the Ancillary Agreements in connection with the contribution and the Distribution and, if any of the parties shall take any such inconsistent action, or fail to use such best efforts, it will indemnify the other parties for any expense or Liability incurred as a consequence thereof. The parties acknowledge and agree that no tax or securities opinions have been or are anticipated to be obtained in connection with the transactions contemplated hereunder. Except as otherwise specifically provided in Section 12.6 of this Agreement, the parties shall bear their own expenses associated with the contribution of the Hatteras Yachts Division and the Distribution.

                                  ARTICLE VIII

                    CONDITIONS TO EFFECTIVENESS OF DISTRIBUTION

       The Distribution shall be subject to the implementation of the portions of this Agreement which are contemplated to become effective prior to the Distribution and to the satisfaction or waiver of the following conditions:

       8.1 BOARD APPROVAL. This Agreement and the Ancillary Agreements (including exhibits and schedules) shall have been approved by the Board of Directors of all parties and shall have been executed and delivered by appropriate officers of all parties.

       8.2 TAXATION AND SECURITIES LAWS COMPLIANCE. The transactions contemplated hereby shall be in compliance with applicable federal and state taxation and securities laws and, if determined necessary by Genmar, Genmar shall have received a satisfactory determination with regard to exemptions from taxation and compliance with securities laws in connection with the contribution, the Distribution and related matters.

       8.3 CONTRIBUTION AGREEMENT. Industries and Hatteras shall have entered into the Contribution Agreement and shall have performed all of their respective obligations thereunder required to be performed on or before the Distribution Date.

       8.4 MANAGEMENT SERVICES AGREEMENT. Each of Hatteras, Genmar and Jacobs Management Corporation, a Delaware corporation ("JMC") shall on or before the Distribution Date enter into a management services agreement substantially in the form of EXHIBIT B hereto (the "Management Services Agreement") pursuant to which Genmar and

JMC shall provide advisory, management, administrative, legal, environmental, financial, accounting and other such services to and on behalf of Hatteras for a period of one (1) year following the Distribution Date.

       8.5 SHAREHOLDERS' AGREEMENT. Each of the following shareholders of Genmar (i) Irwin L. Jacobs, (ii) Jacobs Management Corporation, (iii) Miramar Equity Holdings Partnership, (iv) Jacobs Industries, Inc., (v) Carl R. Pohlad, as Trustee of Revocable Trust No. 2 of Carl R. Pohlad created U/A dated 5/28/93,
(vi) PEP Partnership, (vii) RDV Capital Management L.P. II, (viii) Orekeon Holdings AB, (ix) the State of Wisconsin Investment Board, (x) all other shareholders of Genmar and their Affiliates who will receive Distribution of Hatteras Stock hereunder, and (xi) Hatteras shall enter into a shareholders' agreement effective on and after the Distribution Date substantially in the form of Exhibit C hereto (the "Shareholders' Agreement") pursuant to which such shareholders and Hatteras shall agree to, among other things, certain transfer restrictions, purchase obligations and capital stock registration rights.

       8.6 HATTERAS LOAN. On or prior to the Distribution Date, Hatteras shall have obtained and have the right to draw upon a third party lender loan (the "Hatteras Loan") in an amount not less than $25 million to be used for repayment of intercompany debt of the Hatteras Yachts Division and for working capital purposes.

       8.7 GENMAR GUARANTEE. On or prior to the Distribution Date, Genmar shall have guaranteed the due performance of Hatteras under the Hatteras Loan, in an amount not to exceed $5 million, pursuant to a guarantee in form and substance mutually acceptable to Genmar and its counsel, Hatteras and the lending institution issuing the Hatteras Loan.

       8.8 CONSENTS. The parties shall have received such consents, and shall have received executed copies of such agreements or amendments of agreements, as deemed necessary in connection with the completion of the transactions contemplated by this Agreement and the Ancillary Agreements.

       8.9 OTHER INSTRUMENTS. All actions and other Conveyancing and Assumption Instruments deemed necessary or advisable in connection with the transactions contemplated hereby shall have been taken or executed, as the case may be, in form and substance satisfactory to the parties.

       8.10 LEGAL PROCEEDINGS. No legal proceedings affecting or arising out of the transactions contemplated hereby or which could otherwise affect in a materially adverse manner shall have been commenced or threatened against any of the parties or the directors or officers of any of the parties.

       8.11 MATERIAL CHANGES. No material adverse change shall have occurred with respect to any of the parties, the securities markets or general economic or financial conditions which shall, in the reasonable judgment of Genmar, make the transactions contemplated by this Agreement inadvisable.

                                 ARTICLE IX

                       ACCESS TO INFORMATION AND SERVICES

       9.1 PROVISION OF CORPORATE RECORDS. Upon Hatteras' request, Genmar and Industries shall arrange as soon as practicable following the Distribution Date for the delivery to Hatteras of active agreements and corporate records in the possession of Genmar, Minstar, Industries or any of their Affiliates relating to the assets, Liabilities, business and operations of the Hatteras Yachts Division, except to the extent such items (i) are already in the possession of Hatteras, (ii) are "Excluded Liabilities" or "Excluded Assets" under the Contribution Agreement or (iii) are to be maintained by Genmar or JMC pursuant to the Management Services Agreement. Such records shall be the property of Hatteras, but shall be available to Genmar, Minstar, Industries or any of their Affiliates for review and duplication until Hatteras shall dispose of such records as permitted by Section 9.7 hereof.

       9.2 ACCESS TO INFORMATION. From and after the Distribution Date, Hatteras shall afford to Genmar and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information (collectively, "Information") within Hatteras' possession relating to the assets, Liabilities, business and operations of Hatteras or the Hatteras Yachts Division, insofar as such access is reasonably required by Genmar. Genmar shall afford to Hatteras and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing Information) and duplicating rights during normal business hours to Information within Genmar's and its Affiliates' possession relating to the assets, Liabilities, business and operations of the Hatteras Yachts Division as constituted prior to the Distribution, insofar as such access is reasonably required by Hatteras. Information may be requested under this Article IX for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing the transactions contemplated by this Agreement and the Ancillary Agreements.

       9.3 PROVISION OF SERVICES. Each party to this Agreement, upon written request, shall make available to any other party, during normal business hours and in a manner that will not unreasonably interfere with such party's business, its financial, tax, accounting, legal, personnel, employee benefits and similar staff services (collectively "Services") whenever and to the extent that they may be reasonably required in connection with the preparation of tax returns, audits, claims, litigation or administration of employee benefit plans, and otherwise to assist in effecting an orderly transition following the Distribution.

       9.4 PRODUCTION OF WITNESSES. At all times from and after the Distribution Date, each of the parties shall use reasonable efforts to make available to the other, upon written request, its officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with legal, administrative or other proceedings in which the requesting party may from time to time be involved.

       9.5 REIMBURSEMENT. A party providing Information, Services or witnesses to any other party under this Article IX shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payment for providing such Information, Services or witnesses corresponding to a reasonable pro rata share of the salary and benefits of the officers, directors, employees and agents involved, and the supplies, disbursements and other out-of- pocket expenses as may be reasonably incurred in providing such Information or Services or producing such witnesses; PROVIDED, HOWEVER, that there shall be no charge for such salary and benefits for a party's participation in an existing and known lawsuit (as determined on the Effective Date).

       9.6 RETENTION OF RECORDS. Following the Distribution Date, each of the parties shall retain all Information relating to any other party, except as otherwise required by law or set forth in an Ancillary Agreement or except to the extent that such Information is in the public domain or in the possession of the other party, for the period specified for such types of Information as set forth in Industries' record retention policy (or that of its parent).

       9.7 CONFIDENTIALITY. Subject to any contrary requirement of law and the right of each party to enforce its rights hereunder in any legal action or other claim or proceeding, each party shall keep strictly confidential, and shall cause its employees and agents to keep strictly confidential, any Information of or concerning the other party which it or any of its agents or employees may acquire pursuant to, or in the course of performing its obligations under, any provisions of this Agreement or any Ancillary Agreement; PROVIDED, HOWEVER, that such obligation to maintain confidentiality shall not apply to Information which (i) at the time of disclosure was in the public domain, not as a result of improper acts by the receiving party, (ii) was already independently in the possession of the receiving party at the time of disclosure, (iii) is received by the receiving party from a third party who did not receive such Information from the disclosing party under an obligation of confidentiality, or (iv) is required by law or regulation (including Tax Laws) to be disclosed, but only in the context and to the extent required by such law or regulation.

                                   ARTICLE X

                                  TAX MATTERS

       10.1 TAX INDEMNIFICATION BY GENMAR. Genmar shall indemnify and hold Hatteras and any successor entity thereto or Affiliate thereof harmless from and against the following Taxes arising from or attributable to the business or operations of Genmar and its Affiliates:

              (a) any and all Taxes arising in or attributable to any taxable period ending (or deemed, pursuant to Section 10.3, to end) on or before the Distribution Date except for state, local or foreign Taxes (not based on income) of the Hatteras Yacht Division which are (i) payable or (ii) not yet due and payable as of the Distribution Date, and are Liabilities of the Hatteras Yachts Division;

              (b) any several liability of such entities under Treasury Regulations Section 1.1502-6 or under any comparable or similar provision under state, local or foreign laws or regulations for periods ending on or prior to the Distribution Date; and

              (c) any and all corporate level Taxes arising out of or imposed in connection with the Exchange or Distribution or any of the transactions arising out of or incident to the Exchange or Distribution; PROVIDED, HOWEVER,
(i) that neither Genmar, nor any of its Affiliates, shall be liable for any such corporate level Tax if such Tax arises out of, in connection with or incident to a final determination (that may no longer be appealed) by a federal or state taxing authority that (x) Section 355 of the Code (or any state counterpart) does not apply to the transactions contemplated by this Agreement and such determination arises directly or indirectly from the acts or omissions of Hatteras or (y) the application of Section 355(e) of the Code results in a Tax to Genmar and/or its Affiliates by reason of an equity change of control of Hatteras after the Distribution Date, and (ii) that Genmar shall be indemnified at the time of such determination by Hatteras for any Tax paid and/or loss of Tax benefits by use of its credits or net operating losses resulting from any Tax incurred pursuant to the determination described in sentence (i) immediately above.

       10.2 TAX INDEMNITY AND COVENANT BY HATTERAS. Hatteras shall indemnify and hold Genmar, Minstar, Industries and their Affiliates and any successor entities thereto and any Affiliates thereof harmless from and against, the following Taxes arising from or attributable to the business or operations of
Hatteras:

              (a) any and all Taxes arising in or attributable to any taxable period beginning (or deemed pursuant to Section 10.3 to begin) after the Distribution Date and Taxes and other similar transfer fees which are incurred in connection with the transfer of assets or Liabilities of the Hatteras Yachts Division;

              (b) any and all Taxes not incurred in the ordinary course of business attributable to the acts or omissions of Hatteras or its Affiliates occurring after the Distribution Date, including any Tax arising in connection with an equity change of control of Hatteras after the Distribution Date under the provisions of Section 355(e) of the Code and, FURTHER, Hatteras shall also indemnify Genmar, Minstar, Industries and their Affiliates for any loss of Tax benefits as described in Section 10.1 (c) herein above; and

              (c) state, local or foreign Taxes (not based on income) arising in or attributable to any taxable period ending (or deemed pursuant to Section
10.3 to end) on or before the Distribution Date to the extent such Taxes (i) payable or (ii) not yet due and payable as of the Effective Date, and are Liabilities of the Hatteras Yachts Division.

       10.3   ALLOCATION OF INCOME TAXES.

              (a) The parties agree that if they are permitted but not required under applicable foreign, state or local Tax laws to treat the Effective Date as the last day of a taxable period, they shall treat such day as the last day of a taxable period. The parties agree that they will treat Hatteras as if it ceased to be part of Genmar's affiliated group, within the meaning of Section 1504 of the Code, as of the close of business on the Effective Date.

              (b) Genmar shall be entitled to use and utilize any and all net operating losses incurred by Genmar and its Affiliates on and prior to the Distribution Date. Hatteras acknowledges and agrees that it shall not receive as an asset under the Contribution Agreement, and therefore shall not be entitled to utilize, net operating losses of the Hatteras Yachts Division.

       10.4   FILING RESPONSIBILITY.

              (a) Genmar shall prepare and file or shall cause to have prepared and filed the following Returns with respect to such entities:

                     (i) all income and franchise Tax Returns for any taxable period ending on or before the Distribution Date; and

                     (ii) all other Returns required to be filed on or before the Distribution Date.

              (b) Hatteras shall, subject to the provisions of Section 10.4(c), prepare and file all other Returns with respect to Hatteras required to be filed (taking into account extensions) after the Distribution Date (unless such Returns will be filed by Genmar pursuant to the Management Services Agreement).

              (c) With respect to any Return for taxable periods beginning before the Distribution Date and ending after the Distribution Date, Hatteras shall consult with Genmar concerning each such Return and shall report all items with respect to the period ending on the Distribution Date in accordance with the instructions of Genmar, unless otherwise agreed by Genmar and Hatteras. Hatteras shall provide Genmar with a copy of each proposed Return at least 30 days prior to the filing of such Return, and Genmar may provide comments to Hatteras, which comments shall be delivered to Hatteras within fifteen days of receiving such copies from Hatteras.

       10.5   REFUNDS AND CARRYBACKS.

              (a) Genmar shall be entitled to any refunds or credits of Taxes attributable to taxable periods ending on or before the Distribution Date.

              (b) Hatteras shall be entitled to any refunds or credits of Taxes with respect to Hatteras attributable to taxable periods beginning after the Distribution Date.

              (c) Hatteras shall promptly forward to Genmar or reimburse Genmar for any refunds or credits due Genmar (pursuant to the terms of this Article X) after receipt thereof, and Genmar shall promptly forward to Hatteras (pursuant to the terms of this Article X) or reimburse Hatteras for any refunds or credits due Hatteras after receipt thereof.

              (d) Hatteras agrees that with respect to any Tax, Hatteras shall not have the right to carry back any item or loss, deduction or credit which arises in any taxable period ending after the Distribution Date ("SUBSEQUENT LOSS") into any taxable period ending on or before the Distribution Date. Notwithstanding the foregoing sentence, if a Subsequent Loss with respect to any Tax is carried back into any taxable period ending on or before the Distribution Date, Genmar shall be entitled to any refund or credit of Taxes realized by Hatteras as a result thereof.

              (e)    (i)    If any adjustment is made to any Return relating
to Genmar or any of its Affiliates (including the Hatteras Yachts Division) for any taxable period (or portion thereof) ending on or prior to the Distribution Date (whether such adjustment is a result of or in settlement of any audit, other administrative proceeding or judicial proceeding or the filing of an amended return to reflect the consequences of any determination made in connection with any such audit or proceeding or otherwise) the benefit or detriment of such adjustment shall accrue to or be incurred by, as applicable, Genmar.

                     (ii) If any adjustment is made to any Return relating to Hatteras or any of its Affiliates for any taxable period (or portion thereof) ending after the Distribution Date (whether as a result of or in settlement of any audit, other administrative proceeding or judicial proceeding or the filing of an amended Return to reflect the consequences of any determination made in connection with any such audit or proceeding or otherwise) the benefit or detriment of such adjustment shall accrue to or be incurred by, as applicable, Hatteras.

       10.6   COOPERATION AND EXCHANGE OF INFORMATION.

              (a) Genmar shall prepare and submit to Hatteras, after the Distribution Date, blank income Tax return workpaper packages. Hatteras shall prepare completely and accurately and submit to Genmar, within sixty (60) days of the extended income Tax return date, all information as Genmar shall reasonably request in such income Tax return workpaper packages.

              (b) As soon as practicable, but in any event within sixty (60) days after Genmar's request, from and after the Distribution Date, Hatteras shall provide Genmar with such cooperation and shall deliver to Genmar such information and data concerning the pre-Distribution operations of the Hatteras Yachts Division and make available such knowledgeable employees of such entities as Genmar may reasonably request, including providing the information and data required by Genmar's tax and accounting questionnaires, in order to enable Genmar to complete and file all Returns which it may be required to file with respect to the operations and business of the Hatteras Yachts Division through the Distribution Date or to respond to audits by any Taxing Authorities with respect to such operations and to otherwise enable Genmar to satisfy its internal accounting, tax and other legitimate requirements. Such cooperation and information shall include without limitation provision of powers of attorney for the purpose of signing Returns and defending audits for the periods ending on or prior to the Distribution Date and Hatteras will promptly forward copies of appropriate notices and forms or other communications received from or sent to any Taxing Authority which relate to Genmar or its obligations hereunder and provide copies of all relevant Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any Taxing Authority and records concerning the ownership and tax basis of property, which Hatteras and its Affiliates, if any, may possess. Genmar shall furnish Hatteras with its cooperation in a manner comparable to that described in this
Section 10.6(b).

              (c) For a period of seven (7) years after the Distribution Date or such longer period as may be required by law, or as otherwise agreed to in writing by the parties, each of the parties shall retain and not destroy or dispose of all Returns (including supporting materials), books and records (including computer files) of, or with respect to its activities or Taxes, for all taxable periods ending (or deemed, pursuant to Section 10.3, to end) on or prior to the Distribution Date.

              (d) The parties shall cooperate in the preparation of all Returns relating in whole or in part to taxable periods ending on or before or including the Distribution Date that are required to be filed after such date. Such cooperation shall include, but not be limited to, furnishing prior years' Returns or return preparation packages illustrating previous reporting practices or containing historical information relevant to the preparation of such Returns, and furnishing such other information within such party's possession requested by the party filing such Returns as is relevant to their preparation. In the case of any state, local or foreign joint, consolidated, combined, unitary or group relief system Returns, such cooperation could also relate to any other taxable periods in which one party could reasonably require the assistance of the other party in obtaining any necessary information.

              (e) Genmar shall have the right (but not the obligation), at its own expense, to control any audit or examination by any Taxing Authority ("Tax Audit"), initiate any claim for refund or contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment relating to any and all Taxes for any taxable period ending on or before the Distribution Date with respect to the Hatteras Yachts Division. Hatteras shall have the right, at its own expense, to control any other Tax Audit, initiate any other claim for refund, and contest, resolve and defend against any other assessment, notice of deficiency, or other adjustment or proposed adjustment relating to Taxes with respect to Hatteras, PROVIDED THAT, with respect to any state, local and foreign Taxes for any taxable period beginning before the Distribution Date and ending after the Distribution Date, Hatteras or Genmar, as the case may be, shall keep the other party duly informed and shall consult with each other with respect to the resolution of any issue that would adversely affect the other party, and not settle any such issue, or file any amended Return relating to any such issue, without the consent of the affected party, which consent shall not unreasonably be withheld, delayed or conditioned. Where consent to a settlement is withheld pursuant to this Section 10.6(e), the party controlling the audit or examination may nevertheless settle, continue or initiate any further proceedings at its own expense, provided that any adjustments required shall be made and treated as set forth in Section 10.5(e).

              (f) If Hatteras fails to provide any information requested by Genmar in the time specified herein, or if no time is specified pursuant to this
Section 10.6, within a reasonable period, or otherwise fails to do any act required of it under this Section 10.6, then Hatteras shall be obligated, notwithstanding any other provision of this Agreement, to indemnify Genmar and Hatteras shall so indemnify Genmar and hold Genmar harmless from and against any and all costs, claims, penalties and damages, including, without limitation, all incremental Taxes and penalties related thereto, payable or charged as a result of such failure.

                                 ARTICLE XI

                            ADDITIONAL AGREEMENTS

       11.1 CONSENTS; TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES. Industries agrees to obtain consents, permits and authorizations necessary to transfer and agrees to transfer or cause to be transferred to Hatteras, as the case may be, any asset used solely in the Hatteras Yachts Division business which has not been transferred by the Distribution Date. Industries and Hatteras mutually agree to cooperate in order to obtain consents, permits and authorizations necessary to permit Hatteras to assume, and Hatteras agrees to assume from Genmar, as the case may be, any Liability of the Hatteras Yachts Division which has not been assumed by Hatteras by the Distribution Date.

       11.2 COLLECTION OF ACCOUNTS. After the Distribution Date, Genmar agrees to promptly transfer or deliver to Hatteras any cash or other property received directly or indirectly after the Distribution Date by Genmar or Industries in respect of any accounts receivable arising from the operation of the Hatteras Yachts Division.

       11.3 HATTERAS PAYMENT OF INTERCOMPANY DEBT. Immediately following the Distribution and upon receipt of authorization to draw down funds on the Hatteras Loan, Hatteras shall remit to Genmar $20 million by wire transfer of immediately available funds to an account or accounts specified in writing by Genmar to Hatteras at least one (1) day prior to the remittance, in full and final payment of intercompany debt associated with the Hatteras Yachts Division. Hatteras acknowledges and agrees that such debt is due and owing to Genmar and/or its Affiliates.

       11.4 PHYSICAL INVENTORY. Genmar shall have the right to conduct an audit or review (by its personnel or its authorized representatives) of all inventories and supplies of the Hatteras Yachts Division. Such physical inventory shall be accurately and properly priced and costed in accordance with generally accept accounting principles consistently applied.

       11.5 GENMAR INVENTORY AND SUPPLY BUYING GROUP. Subject to the provisions of this Section 11.5, for a period of ten (10) years following the Effective Date, Hatteras covenants that it will continue to be and shall continuously, at the election of Genmar and in its discretion, participate as (and shall be identified as a member of) a member of the "buying group" consortium with Genmar and its Affiliates for the purpose of purchasing product inventory and supplies, including (without limitation) wire, core mat, balsa wood, gelcoat, PCV and other forms, woven roving, coring, catalyst, plywood, hose, MRO items, graphics, abrasives, fiberglass, plastics, resin, acrylic fibers and such other inventory and supplies as may be used in the manufacture of marine industry products from time-to-time. As a member of the Genmar buying group, Hatteras shall share in all economic benefits of the buying group that are realized thereby, including all rebates, on a pro-rata basis (determined by relative economic participation of the buying group members).

       Hatteras further covenants that Genmar and its Affiliates shall lead and direct the buying group's purchasing activities. Notwithstanding the foregoing, Hatteras shall not be obligated to participate as a member of the Genmar buying group if, with respect to any particular product, or line of products, Hatteras can demonstrate to the satisfaction of Genmar and its affiliates, that it can purchase on its own (and not in concert with others) the same or substantially equivalent inventory and supply items, individually or in the aggregate, (i) at a purchase price amount that is five percent (5%) or more lower in price than the buying group price achieved by Genmar and/or (ii) obtain other benefits that have substantial economic value, such as, but not limited to, superior quality or functionality.

       In the event that Hatteras determines that its purchase price for items of inventory and supplies may be so reduced and/or substantial economic benefits may be realized, and it as a result determines that it is not obligated and does not desire to participate as a member of Genmar's buying group as to that particular item of inventory or supplies it shall (i) document to Genmar's satisfaction the reduced purchase price opportunity to Genmar prior to Hatteras' commitment to any such purchases, (ii) afford Genmar and its affiliates five (5) business days to renegotiate the purchase prices and/or the economic benefits of the Genmar buying group and (iii) in the event: (y) Genmar is unsuccessful in reducing the Genmar buying group price to within five percent (5%) of the Hatteras reduced price and the substantial economic benefits are equal in all material respects, Hatteras shall make best efforts to include Genmar and its Affiliates in its buying group in the event Genmar and its Affiliates elect to so participate, or (x) Genmar is successful in reducing the Genmar buying group price within five percent (5%) of the Hatteras reduced price and the substantial economic benefits are equal in all material respects, then Hatteras shall, at Genmar's election, continue to (or again) participate as to such inventory/supply item(s) in the Genmar buying group.

       The foregoing covenants shall terminate upon the closing of the following: (i) the sale of a controlling equity ownership interest in Hatteras pursuant to which after such transaction the shareholders of Hatteras no longer own 51% or more of Hatteras' voting shares, or (ii) the sale of all or substantially all of Hatteras' assets.

                                 ARTICLE XII

                                MISCELLANEOUS

       12.1 GOVERNING LAW. This Agreement shall be governed by the internal laws of the State of Delaware, without regard to the principles of comity or the conflicts of laws provisions of any jurisdiction.

       12.2 CONSTRUCTION. Each provision of this Agreement shall be interpreted in a manner to be effective and valid to the fullest extent permissible under applicable law. The Recitals to this Agreement are incorporated to this Agreement by reference. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement which shall remain in full force and effect.

       12.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

       12.4 COMPLETE AGREEMENT; CONSTRUCTION. This Agreement and the Ancillary Agreements and other agreements and documents referred to herein, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

       12.5 TERMINATION. This Agreement may be terminated and the Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of Genmar. In the event of such termination by Genmar, no party shall have any liability of any kind to any other party. In the event that the IPO, and as a result the Distribution, has not occurred by November 30, 1999, regardless of the reason therefor, then this Agreement shall automatically be terminated and no party shall have any rights against, or obligations to, any other party hereto; PROVIDED, FURTHER, that no shareholder of Genmar shall have any rights or interest in this Agreement prior to, and in any event only upon the completion of, the Distribution.

       12.6 EXPENSES. Genmar and Hatteras shall each be responsible for their own costs and expenses incurred in connection with the transactions described herein; PROVIDED, HOWEVER, that Hatteras acknowledges and agrees that Genmar will expend funds or accrue payables on Hatteras' behalf in order to effect the transactions contemplated by this Agreement and the Ancillary Agreements and, if such funds are spent or such payables are accrued, Hatteras shall reimburse to Genmar a maximum amount of [$________] for such expenditures or payables to the extent such costs and expenses are (i) required to be recorded as liabilities on the books and records of Hatteras pursuant to a provision of this Agreement or the Contribution Agreement, (ii) constitute a Tax or other similar transfer fee on or relating to the transfer of any contributed asset under the Contribution Agreement or (iii) preauthorized by Hatteras.

       12.7 AMENDMENTS; WAIVERS. This Agreement may be amended or modified only in writing executed on behalf of the parties hereto. No waiver shall operate to waive any further or future act and no failure to object of forbearance shall operate as a waiver.

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

       12.8 NOTICES. Notices hereunder shall be effective if given in writing and delivered or mailed, postage prepaid, by registered or certified mail to:

If to Genmar or Industries:        Genmar Holdings, Inc.
                                   Genmar Industries, Inc.
                                   100 South Fifth Street
                                   Suite 2400
                                   Minneapolis, Minnesota  55402
                                   Attention:  General Counsel

If to Hatteras:                    Hatteras Yachts, Inc.
                                   110 N. Glenburnie Road
                                   New Bern, North Carolina  28560
                                   Attention:  President

or at such other address as may be designated by a party in writing upon at least fifteen (15) days prior notice which is given in accordance with this
Section 12.8.

       12.9 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that this Agreement and the rights and obligations contained herein or in any exhibit or schedule hereto shall not be assignable by Hatteras, in whole or in part, without the prior written consent of Genmar and any attempt to effect any such assignment without such consent shall be void.

       12.10 THIRD PARTY BENEFICIARIES. Except as specifically set forth in this Agreement there are not, and shall not be determined to be, any intended or incidental third party beneficiaries to this Agreement. No Genmar shareholder shall have any rights or interest in this Agreement or any Ancillary Agreement prior to, and in any event only on completion of, the Distribution.

                      [SIGNATURE PAGE FOLLOWS]



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

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                                 GENMAR HOLDINGS, INC.

                                 By:  ____________________________

                                      Its ________________________



                                 GENMAR INDUSTRIES, INC.

                                 By:  ____________________________

                                      Its ________________________



                                 MINSTAR, INC.

                                 By:  ____________________________

                                      Its ________________________



                                 HATTERAS YACHTS, INC.


                                 By:  ____________________________

                                      Its ________________________



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